Exhibit 99.3

PRESS RELEASE

For Immediate Release

Monolithic Power Systems Announces CFO Transition

Schaffhausen, Switzerland, February 5, 2026 -- Monolithic Power Systems, Inc. (“MPS”) (Nasdaq: MPWR), a fabless global company that provides high-performance, semiconductor-based power electronics solutions, today announced that Bernie Blegen will retire from his position as Executive Vice President and CFO effective following the issuance of MPS’s 2025 annual report on Form 10-K. Mr. Blegen will remain with MPS after his retirement to ensure a smooth transition with his eventual successor.

“Bernie started with MPS in 2011 as Corporate Controller when MPS was relatively small and only beginning to strategically diversify. In his ten years as CFO, MPS has grown consistently at an above-market growth rate, while earning the trust of our institutional shareholders,” said Michael Hsing, CEO and founder of MPS. “This trust, based on MPS’s culture and core team members, will continue as Bernie supports a smooth transition.”

Effective upon Mr. Blegen’s retirement, MPS’s current Corporate Controller Rob Dean will serve as interim CFO. Mr. Dean has been MPS’s Corporate Controller for nine years.

About Monolithic Power Systems

Monolithic Power Systems, Inc. is a fabless global company that provides high-performance, semiconductor-based power electronics solutions. MPS’s mission is to reduce energy and material consumption to improve all aspects of quality of life and create a sustainable future. Founded in 1997 by our CEO Michael Hsing, MPS has three core strengths: deep system-level knowledge, strong semiconductor design expertise, and innovative proprietary technologies in the areas of semiconductor processes, system integration, and packaging. These combined advantages enable MPS to deliver reliable, compact, and monolithic solutions that are highly energy-efficient, cost-effective, and environmentally responsible while providing a consistent return on investment to our stockholders. MPS can be contacted through its website at www.monolithicpower.com or its support offices around the world.

Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Safe Harbor Statement

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including the quote from our CEO. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, assumptions and uncertainties, including those described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those projected, and may affect our future operating results, financial position and cash flows. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, MPS does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the initial distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact:

Tony Balow

Vice President, Finance

Monolithic Power Systems, Inc.

MPSInvestor.Relations@monolithicpower.com